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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We have issued our report dated March 20, 1997 (except for Note
28 -- Subsequent Event as to which the date is April 29, 1997) accompanying the financial statements of Rotec Chemicals Limited for the year ended December 31, 1996 included in form 8-K (File No. 001-08327, effective May 12, 1997) of ICO Inc. which is incorporated by reference in this registration statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON

Kettering, United Kingdom

September 30, 1997